U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 9, 2010

Date of Report

(Date of Earliest Event Reported)

AMERITRANS CAPITAL CORPORATION

 (Exact name of Registrant as specified in its charter)

Delaware	333-63951	52-2102424
(State or other jurisdiction of incorporation or organiztion)	(Commission File No.)	(I.R.S. Employee I.D. Number)

830 Third Avenue, 8th Floor New York, New York 10022
(Address of principal executive offices (Zip Code)

(212) 355-2449

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On July 9, 2010, Ameritrans Capital Corporation (the “Company”) entered into an Agreement of Sublease, effective as of July 1, 2010, with Commonwealth Associates, LP, pursuant to which the Company is subleasing office space located on the 8th floor of 830 Third Avenue, New York, New York.  The sublease, provides that the Company will pay base monthly rent in the amount of $6,000 per month (which includes electricity charges).  In connection with the sublease, the Company also paid a $6,000 refundable security deposit to secure the Company’s performance of its obligations under the sublease.  The sublease expires on January 31, 2013.

In addition, on July 13, 2010, the Company entered into a sublease (the “Jericho Sublease”) with CRC Insurance Services, Inc. (“CRC”), pursuant to which the Company is subleasing office space in the building located at 50 Jericho Quadrangle, Jericho, New York.  The stated term of the Jericho Sublease expires July 30, 2017, provided that CRC may terminate the Jericho Sublease in its sole discretion effective July 13, 2014 on written notice to the Company no later than July 30, 2013.  The fixed rent payable under the Jericho Sublease is as follows:

			Total Base	Total Base
		Base Annual	Annual Rent	Monthly Rent
Period	Annual Rent	Electricity*	Electricity*	Electricity*
7/1/10 – 6/30/11	$88,890.00	$9,629.75	$98,519.75	$8,209.98
7/1/11 – 6/30/12	91,556.70	$9,629.75	101,186.45	8,432.20
7/1/12 – 6/30/13	94,303.40	$9,629.75	103,933.15	8,661.10
7/1/13 – 6/30/14	97,132.50	$9,629.75	106,762.25	8,896.85
7/1/14 – 6/30/15	100,046.48	$9,629.75	109,676.23	9,139.69
7/1/15 – 6/30/16	103,047.87	$9,629.75	112,677.62	9,389.80
7/1/16 – 6/30/17	106,139.31	$9,629.75	115,769.06	9,647.42
7/1/17 – 7/30/17	109,323.49	$9,629.75	118,953.24	9,912.77
*Electricity charges are subject to escalation based in part on usage.

Additional rent is payable in the event that taxes, utility and certain other expenses applicable to the premises increase during the term of the Jericho Sublease.    In connection with the Jericho Sublease, the Company also paid a refundable deposit of $22,222.50 to CRC to secure the Company’s performance under the Jericho Sublease.

Under the Jericho Sublease, the Company has agreed to indemnify CRC for liabilities arising out of the Company’s use and occupancy of the leased premises, any default by the Company in the performance of its obligations under the Jericho Sublease or any act or omission, carelessness, negligence or misconduct of the Company or any of its agents, employees or contractors.  The Company’s indemnification obligations do not include matters arising as a result of the gross negligence or willful misconduct of CRC.

The Company entered into the foregoing leases in light of the June 30, 2010 expirations of the Company’s prior New York City and Long Island City leases.

The foregoing descriptions of the New York sublease and the Jericho Sublease do not purport to describe all of the terms and provisions thereof  and are qualified in their entirety by reference to the New York sublease and the Jericho Sublease, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement of Sublease, effective as of July 1, 2010, between Ameritrans Capital Corporation and Commonwealth Associates, LP
10.2	Sublease, dated July 13, 2010, between Ameritrans Capital Corporation and CRC Insurance Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

AMERITRANS CAPITAL CORPORATION

By:  /s/ Michael Feinsod

Name:  Michael Feinsod

Title: Chief Executive Officer and President

Dated: July 15, 2010

Exhibit Index

Exhibit No.	Description
10.1	Agreement of Sublease, effective as of July 1, 2010, between Ameritrans Capital Corporation and Commonwealth Associates, LP

10.2	Sublease, dated July 13, 2010, between Ameritrans Capital Corporation and CRC Insurance Services, Inc.